Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-6867 of DEVELOPED TECHNOLOGY RESOURCE, INC. on Form S-8 of our report dated January 2, 1997, appearing in the Annual Report on Form 10-KSB of DEVELOPED TECHNOLOGY RESOURCE, INC. for the year ended October 31, 1996.

/s/ Lurie, Besikof, Lapidus & Co., LLP
LURIE, BESIKOF, LAPIDUS & CO., LLP

Minneapolis, Minnesota
January 27, 1997